Morgan Grenfell Investment Trust Smaller Companies Fund
Procedures Pursuant to Rule 10f-3
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				SECURITIES PURCHASED		COMPARABLE SECURITY #1			COMPARABLE SECURITY #2
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(1) Names of
	Underwriters	Credit Suisse First Boston, 	Morgan Stanley & Co.; BT Alex. 	Morgan Stanley & Co.;
				Hambrecht & Quist, Morgan 	Brown; Dain Rauscher Wessels;		BancBoston Robertson
				Keegan, BancBoston		Banc of America Securities LLC;	Stephens, Inc.; Dain
				Robertson Stephens,		BancBoston Robertson Stephens 	Rauscher Wessels;
				Dain Rauscher Wessels,		Inc.; L.H. Friend, Weinress,	 	Hambrecht &	Quist LLC;
				Deutsche Bank Securities,	Frankson & Presson; Edward D. 	Hoefer & Arnett,
				Invemed Associates, Needham,	Jones & Co., L.P.; Morgan 		Incorporated; Edward D.
				Charles Schwab,			Keegan & Company, Inc.; Needham 	Jones & Co., L.P.;
				SG Cowen Securities, 		& Company, Inc.; Brad Peery 		Ladenburg Thalmann & Co. Inc.;
				Soundview, US Bancorp		Inc.; Soundview Technology 		NationsBanc Montgomery
				Piper Jaffray			Group, Inc.; U.S. Bancorp 		Securities LLC; Brad
									Piper Jaffray Inc.			Peery Inc.; Raymond James
															& Associates, Inc.; U.S.
															Bancorp Piper Jaffray Inc.;
															Wasserstein Perella
															Securities, Inc.

(2) Names of Issuer 	Gadzooks Networks, Inc.		Brocade Communications Systems	Copper Mountain Networks Inc.

(3) Title of Security	Gadzooks Networks, Inc.		Brocade Communications Systems	Copper Mountain Networks Inc.
				Common Stock			Common Stock				Common Stock

(4) Date of First
	Offering		July 19, 1999			May 25, 1999				May 13, 1999

(5) Amount of Total
	Offering		3,500,000 shares			3,000,000					4,000,000

(6) Total Value of
	Offering		$73,500,000				$61,750,000					$84,000,000

(7) Unit Price		$21.00				$19.00					$21.00

(8) Underwriting
	Discount		$1.47 (7%)				$1.33 (7%)					$1.47 (7%)

(9) Dollar Amount
	Purchased		$23,100				NA						NA

(10) Number of Shares
	Purchased		1,100					NA						NA

(11) Years of
	Continuous
	Operation		The company has been in
				continuous operation for
				at least three years		NA						NA

(12) % of Offering
	Purchased by
	Fund			0.0305				NA						NA

(13) % of Offering
	Purchased by
	Associated
	Investment
	Companies		0.0186				NA						NA

(14) % of Offering
	Purchased by Fund
	and Associated
	Funds(Limited
	to 25% of the
	Offering)		0.0491				NA						NA

(15) Name(s)of
	Underwriter(s)or
	Dealer(s) from
	whom Purchased	Credit Suisse First Boston,
				Hambrecht & Quist,
				Morgan Keegan			NA						NA
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